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                                                                      Exhibit 99


                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Peoples Bancshares, Inc.
Clay Center, Kansas

     We have audited the accompanying consolidated balance sheets of Peoples Bancshares, Inc. and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peoples Bancshares, Inc. and subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                  GRA, THOMPSON, WHITE & CO., P.C.


Merriam, Kansas
May 23, 1997